Exhibit 99.1
For investor information contact:
Heidi Flannery, Investor Relations
(510) 743-1718
investor@volterra.com
Volterra Reports Third Quarter 2007 Financial Results
FREMONT, Calif., October 22, 2007 — Volterra Semiconductor Corporation (Nasdaq: VLTR), a leading provider of high-performance analog and mixed-signal power management semiconductors, today reported financial results for its third quarter ended September 30, 2007.
Net revenue for the third quarter of 2007 was $18.9 million versus net revenue of $20.1 million for the third quarter of 2006 and net revenue of $18.5 million for the second quarter of 2007. The company reported net income of $0.5 million, or $0.02 per share (diluted), for the third quarter of 2007, compared with net income of $1.8 million, or $0.07 per share (diluted), for the third quarter of 2006.
Volterra also reported net income and diluted net income per share on a non-GAAP basis. Non-GAAP net income excludes the effect of stock-based compensation expense, net of tax. Non-GAAP net income was $2.1 million, or $0.08 per share (diluted), for the third quarter of 2007, compared to non-GAAP net income of $2.9 million, or $0.11 per share (diluted), for the third quarter of 2006.
Volterra also announced that it began executing repurchases of common stock during the quarter under its previously announced stock repurchase program, purchasing 477,500 shares at an average cost of $11.56. Under the program, the Company is authorized to purchase up to an additional $9.5 million of common stock.
“We are pleased with our financial performance in the third quarter, as we returned to profitability and our revenues and earnings per share were in the mid and upper ranges, respectively, of our guidance,” said Volterra President and CEO Jeff Staszak. “In addition, we added three key members over the past two quarters to our executive staff, who will help position Volterra for our anticipated growth.”
Earnings Conference Call
Volterra will be conducting a conference call today at 5:30 p.m. (Eastern). To access the conference call, investors can dial (800) 240-2430 approximately ten minutes prior to the initiation of the teleconference. International and local participants can dial (303) 262-2130. A webcast of the conference call also will be available from the Investors section of the Company’s website at: http://www.volterra.com/. The web cast will be available on the Company’s website until midnight on Monday, November 19, 2007.
A digital replay of the conference call will be available through midnight on Monday, October 29, 2007. To access the replay, investors should dial (800) 405-2236 or (303) 590-3000 and enter reservation number 11099344#.
About Volterra Semiconductor Corporation
Volterra Semiconductor Corporation, headquartered in Fremont, CA, designs, develops, and markets leading edge silicon solutions for low-voltage power delivery. The Company’s product portfolio is focused on advanced switching regulators for the computer, datacom, storage, and portable markets. Volterra operates as a fabless semiconductor company utilizing world-class foundries for silicon supply. The company is focused on creating products with high intellectual property content that match specific customer needs. For more information, please visit http://www.volterra.com/.
Non-GAAP Financial Measures
Volterra provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its financial results may be difficult if limited to reviewing only GAAP financial measures. Volterra’s management believes the non-GAAP information provided is useful to investors and other users of its financial information and its inclusion with our financial results is warranted for several reasons:
•	it can enhance the understanding of Volterra’s financial performance by adjusting for special, non-recurring items that may obscure results and trends in our core operating performance, particularly in reconciling differences between reported income and actual cash flows;

•	it can provide consistency in reviewing Volterra’s historical performance between periods, as well as allowing for better comparisons of Volterra’s performance with similar companies in Volterra’s industry;

•	it allows users to evaluate the results of the business using the same financial measures that management uses to evaluate and manage Volterra’s internal planning, budgeting and operations; and

•	it provides investors with additional information used by management, its board of directors and committees thereof, to determine management compensation.
Volterra’s management reports and uses calculations of (i) non-GAAP gross margin and non-GAAP gross margin as a percent of revenue, which represents gross margin excluding the effect of stock-based compensation; (ii) non-GAAP income from operations (and its components, non-GAAP research and development expense, non-GAAP selling, general, and administrative expense, non-GAAP total operating expenses, and including non-GAAP gross margin as indicated above) as well as non-GAAP operating margin as a percent of revenue which represent income from operations and its components excluding the effect of stock-based compensation and special items such as restructuring charges, net of tax; (iii) non-GAAP annual effective tax rate and the associated non-GAAP income tax expense, which represents the effective tax rate without the effect of stock-based compensation and income tax expense recalculated excluding the effect of stock-based compensation and special items on non-GAAP income before tax; and (iv) non-GAAP net income (and its components listed above), non-GAAP net margin as a percent of revenue, and non-GAAP diluted net income per share, which represents net income and diluted net income per share excluding the effect of stock-based compensation expense and special items such as the cumulative effect of accounting changes and restructuring charges, net of tax.
Investors should note that the non-GAAP financial measures used by Volterra may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Volterra discloses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to what it believes to be the most closely applicable GAAP financial measure. A reconciliation of GAAP net income to non-GAAP net income (loss) is included in the financial statements portion of this release and at the Investors section of our website at www.volterra.com. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. Volterra does not provide a non-GAAP reconciliation for non-GAAP estimates on a forward looking basis, as it believes it is unable to provide a meaningful or accurate calculation or estimation of stock based compensation or income tax expenses or other special items without unreasonable effort.
Forward-Looking Statements:
This press release regarding financial results for the quarter ended September 30, 2007 contains forward-looking statements based on current expectations of Volterra. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Volterra but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks related to our ability to maintain revenue growth or other financial results; risks related to our dependence on a limited number of customers; risks related to the limited markets we operate in and the limited number of products we sell; risks related to the quality of our products or the management of our inventory; risks related to our relationship with our vendors and contractors; intellectual property litigation risk; and other factors detailed in our filings with the Securities and Exchange Commission, including the Form 10-K filed on March 8, 2007 and the Form 10-Q filed July 31, 2007. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Volterra undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net revenue	$18,875	$20,113	$54,908	$53,345
Cost of revenue *	8,618	9,678	29,076	26,222

Gross margin	10,257	10,435	25,832	27,123

Operating expenses:
Research and development *	5,821	6,121	17,240	17,266
Selling, general and administrative *	4,058	2,921	11,540	8,328

Total operating expenses	9,879	9,042	28,780	25,594

Income (loss) from operations	378	1,393	(2,948)	1,529
Interest and other income	645	541	1,898	1,509
Interest and other expense	(14)	(13)	(84)	(52)

Income (loss) before income taxes	1,009	1,921	(1,134)	2,986
Income tax expense (benefit)	512	158	294	(537)

Income (loss) before cumulative effect of accounting change	497	1,763	(1,428)	3,523
Cumulative effect of accounting change, net	—	—	255	—

Net income (loss)	$497	$1,763	$(1,683)	$3,523

Net income (loss) per share:
Basic:
Net income (loss) per share before cumulative effect of accounting change	$0.02	$0.07	$(0.06)	$0.15
Cumulative effect of accounting change	—	—	(0.01)	—

Net income (loss) per share	$0.02	$0.07	$(0.07)	$0.15

Diluted:
Net income (loss) per share before cumulative effect of accounting change	$0.02	$0.07	$(0.06)	$0.13
Cumulative effect of accounting change	—	—	(0.01)	—

Net income (loss) per share	$0.02	$0.07	$(0.07)	$0.13

Weighted average shares outstanding:
Basic	24,584	24,171	24,525	24,013

Diluted	26,424	26,001	24,525	26,122

* Includes stock-based compensation expense as follows:
Cost of revenue	$95	$79	$240	$212
Research and development	617	454	1,786	1,686
Selling, general, and administrative	456	516	1,363	1,280

Total stock-based compensation expense	$1,168	$1,049	$3,389	$3,178

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30, 2007
		Effect of
		Stock-based
	GAAP	Compensation	Non-GAAP
Gross margin	$10,257	$(95)	$10,352
Gross margin %	54.3%	-0.5%	54.8%

Operating expenses:
Research and development	$5,821	$617	$5,204
Selling, general and administrative	4,058	456	3,602

Total operating expenses	$9,879	$1,073	$8,806

Income from operations	$378	$(1,168)	$1,546
Operating margin %	2.0%	-6.2%	8.2%

Annual effective tax rate	-25.9%	-30.6%	4.6%
Income tax expense	$512	$(411)	$101

Net income	$497	$(1,579)	$2,076
Diluted net income per share	$0.02	$(0.06)	$0.08

	Three Months Ended September 30, 2006
		Effect of
		Stock-based
	GAAP	Compensation	Non-GAAP
Gross margin	$10,435	$(79)	$10,514
Gross margin %	51.9%	-0.4%	52.3%

Operating expenses:
Research and development	$6,121	$454	$5,667
Selling, general and administrative	2,921	516	2,405

Total operating expenses	$9,042	$970	$8,072

Income from operations	$1,393	$(1,049)	$2,442
Operating margin %	6.9%	-5.2%	12.1%

Annual effective tax rate	8.2%	2.8%	5.4%
Income tax expense	$158	$(99)	$59

Net income	$1,763	$(1,148)	$2,911
Diluted net income per share	$0.07	$(0.04)	$0.11

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	June 30,	December 31,
	2007	2007	2006
	(Unaudited)		(Audited)
Assets
Current assets:
Cash and cash equivalents	$51,300	$47,565	$41,814
Short-term investments	—	5,038	9,977
Accounts receivable, net	14,299	15,966	13,294
Inventory	6,779	7,675	12,589
Prepaid expenses and other current assets	1,111	1,530	1,461

Total current assets	73,489	77,774	79,135
Property and equipment, net	6,050	3,971	4,514
Other assets	79	60	54

Total assets	$79,618	$81,805	$83,703

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,920	$5,249	$8,510
Accrued liabilities	5,201	3,522	3,377

Total current liabilities	9,121	8,771	11,887

Lease incentives	991	—	—
Commitments and contingencies
Stockholders’ equity:
Common stock	24	25	24
Additional paid-in capital	102,554	106,578	103,181
Accumulated deficit	(33,072)	(33,569)	(31,389)

Total stockholders’ equity	69,506	73,034	71,816

Total liabilities and stockholders’ equity	$79,618	$81,805	$83,703